EXHIBIT 99.1
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                                  Risk Factors
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     In  addition  to the other information in this Annual Report, the following factors should be considered carefully in evaluating the Company's business and prospects. THE FOLLOWING MATTERS, AMONG OTHERS, MAY HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS, FINANCIAL CONDITION, LIQUIDITY, RESULTS OF OPERATIONS OR PROSPECTS, FINANCIAL OR OTHERWISE, OF THE COMPANY. REFERENCE TO THIS CAUTIONARY STATEMENT IN THE CONTEXT OF A FORWARD-LOOKING STATEMENT OR STATEMENTS SHALL BE DEEMED TO BE A STATEMENT THAT ANY ONE OR MORE OF THE FOLLOWING FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENT OR STATEMENTS.

WE HAVE NO OPERATING HISTORY IN OUR NEW BUSINESS SECTORS; IT IS DIFFICULT FOR MANAGEMENT TO FORECAST; WE FACE THE RISKS OF A START-UP BUSINESS

     In December 2001 the Company's operations ceased following the sale of substantially all of its assets. The Company recently commenced new business activities, and has recognized minimal revenue to date. Accordingly, management has very little operating history or results on which to evaluate our business or our prospects for the future, and forecasting is difficult. Failure to accurately forecast revenues, expenses, etc., could significantly decrease projected operating income and could cause the Company to experience losses. The Company faces the risks, expenses and difficulties frequently encountered by companies in the early stage of implementing their business models. Such risks and difficulties include the fact that we cannot give any assurances that our business model or strategy will be successful. Failure to successfully implement our business model or strategy and/or to accurately forecast would materially and adversely affect our ability to continue as a going concern.

ANY FUTURE ACQUISITIONS MAY DILUTE OUR EQUITY AND ADVERSELY EFFECT OUR FINANCIAL POSITION

     The Company will continue to review potential merger and acquisition candidates and future business opportunities. Any such acquisition, in which the consideration consists of stock or other securities, may significantly dilute our equity. In addition, future acquisitions, if any, will be subject to a number of risks generally associated with the acquisition and assimilation of new business opportunities, including the following:

-    diversion  of  management  time  and  resources
-    difficulty  assimilating the operations and personnel of acquired companies
-    potential  disruption  of  ongoing  business
- difficulty incorporating acquired technology and rights into our products and services
-    unanticipated  expenses  related  to  technology  integration
-    difficulty maintaining uniform standards, controls, procedures and policies
- impairment of relationships with employees and customers as a result of any integration of new management personnel
-    potential  unknown  liabilities  associated  with  acquired  businesses


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OUR  STOCK  PRICE  IS  HIGHLY  VOLATILE

     Our stock price has fluctuated dramatically and it is anticipated that such fluctuations will continue for the foreseeable future. There is a significant risk that the market price of our common stock will decrease in the future in response to a number of factors, including the following, some of which may be beyond our control:

-    variations  in  our  quarterly  operating  results
-    announcements  that  our revenue or income are below analysts' expectations
-    general  economic  slowdowns
-    changes  in  market  valuations  of  similar  companies
-    sales  of  large  blocks  of  our  common  stock
- announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments

THE  COMPANY  WILL  REQUIRE  ADDITIONAL  CAPITAL  FOR  THE  FORESEEABLE  FUTURE

     Until such time as our revenues increase as a result of our new business activities, Company may will need to raise additional funds through public or private financing. However, such additional financing may not be available on attractive terms, or at all. The inability to raise capital when needed would have a material adverse effect on the Company's business, financial condition and operating results, and would materially and adversely affect our ability to continue as a going concern.


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